Exhibit 23



[Letterhead of Deloitte & Touche LLP]

Deloitte &
Touche LLP
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                      Suite 900 Telephone (313) 396-3000
                            600 Renaissance Center
                         Detroit, Michigan 48243-1704






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-64179, 33-55787 and 33-55789 of Chrysler Financial Corporation (a subsidiary of Chrysler Corporation) on Form S-3 of our report dated January 21, 1997 appearing in this Annual Report on Form 10-K of Chrysler Financial Corporation for the year ended December 31, 1996.



/s/ Deloitte & Touche LLP


January 21, 1997


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Deloitte & Touche LLP
Tohmatsu
International

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